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                                                                EXHIBIT 10.98


                              CONSULTING AGREEMENT

     ALPINE INSURANCE COMPANY ("COMPANY") and CRAIG L. RICE ("RICE") hereby enter into an agreement for consulting services to be provided by Rice to the Company as follows:

     1. SERVICES TO BE PROVIDED: Rice agrees to provide financial consulting services to the Company in connection with the Exstar vs. Coopers & Lybrand litigation on an independent contractor basis. The parties agree that any consulting services performed by Rice under this Agreement need not be, and are not expected to be, performed on Company premises or in the presence and/or under the supervision, direction and control of any Company employee. Rice understands and agrees that a substantial portion of his services will be performed in Los Angeles, California. At other times, he may work out of his personal office; however, the Company agrees to arrange for access to all documents, records, etc. as necessary in connection with the performance of the financial consulting services, as well as reasonable and necessary support services. Further, it is the mutual understanding, expectation, intent and agreement of the parties that Rice will determine the method, details, and means of performing the consulting services under this Agreement, subject to the requirement that he reasonably cooperate with the Company and agents for the Company and exercise his best good faith efforts in performing the financial consulting services.

     2. TERM OF AGREEMENT: The term of this Agreement will be four consecutive 30-day periods, commencing on the date the Agreement is signed by the parties.


     3. COMPENSATION: The Company agrees to pay to Rice $250 per hour for financial consulting services provided to the Company, which will include, among other things, deposition and trial preparation time. In addition, Rice will be paid $250 per hour for travel time required in the performance of services in connection with this Agreement, including travel time to and from deposition and/or trial appearances.


     4. GUARANTEED MINIMUM HOURS: The Company agrees to pay Rice for a minimum of 40 hours per 30-day period, averaged over the term of the Agreement, and Rice agrees to be available to the Company a maximum of 50 hours per 30-day period during the term of the Agreement. Time spent travelling shall not be included in the 40 hour minimum and 50 hour maximum periods, but time spent preparing for depositions and trial shall be included in the 40 hour minimum and 50 hour maximum periods. Additional hours over the 50 hour maximum per 30-day period may be requested by the Company on an as-needed basis; performed by Rice at his option; paid at $250 per hour; and not included in the 40 hour averaged minimum per 30-day period. The Company will provide Rice with notice of its


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anticipated needs a week in advance so that he can make necessary travel and scheduling arrangements. It is understood and agreed that Rice will not be available the dates of October 22, 1996 through November 8, 1996, inclusive.

        5. ADVANCE: Pending approval of the Agreement by the Illinois Department of Insurance and prior to the commencement of services to be provided by Rice under the Agreement, the Company shall advance a non-refundable payment of $10,000 to Rice which will be applied to the first 40 hours of consulting and travel time required in connection with the services to be provided by Rice under this Agreement. If Mr. Rice is required to travel to the Los Angeles area for deposition preparation, the Company assures him that he will have at least two full days of work when he arrives.

            If the $10,000 advance is depleted prior to approval of the Agreement by the Illinois Department of Insurance, Rice will not be obligated to perform any additional services under this Agreement in the absence of an additional non-refundable advance payment for services in a sum of at least $5,000.

        6. BILLING: Rice will provide the Company with confidential monthly billing statements itemizing the hours worked, including travel time, and costs incurred. Costs will be itemized, with attached receipts. Payment of all monthly bills will be due within 21 days of the date the Company receives the statement.

        7. COST: The Company will reimburse Rice, without prior approval required by the Company except as set forth below, for all reasonable and necessary costs incurred in performing the services required under the Agreement. Costs shall include, but not be limited to, the following:

                Telephone charges--actual cost;
                Copying charges--actual cost;
                FAX transmittals--actual cost;
                Postage, including Federal Express charges--actual cost; Travel expenses, including airfare and ground transportation--actual cost;
                Food in connection with reasonable and necessary travel--actual cost;
                Auto mileage--$.30 per mile.

            Any expenditure of $1,000 or more shall require pre-approval by the Company.

            All travel and lodging arrangements and reservations shall be made through the Company, including travel and lodging for deposition and/or trial appearances, and will be billed directly to the Company.

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        8.      GOOD FAITH CONSULTING SERVICES:  Rice agrees to cooperate in scheduling his appearance for deposition and/or trial in accordance with the law, with or without a subpoena. He further agrees to cooperate with the Company and its agents in good faith in regard to his consulting services.

        9.      APPROVAL OF CONTRACT BY THE ILLINOIS DEPARTMENT OF INSURANCE:
The Company agrees to exercise its best good faith efforts to obtain approval of the Agreement signed by the parties, by the Illinois Department of Insurance as soon as possible. Further, the Company will provide proof of submission of the signed Agreement for approval to the Illinois Department of Insurance promptly, but not later than October 15, 1996.

        10. TERMINATION OF AGREEMENT: This Agreement shall terminate automatically on the occurrence of any of the following events:

                A.      Bankruptcy or insolvency of either party;

                B.      Sale or dissolution of business by either party;

                C. Death or incapacity of Rice rendering him unable to perform the services under this Agreement;

                D.      The expiration of the term of the Agreement.

        11. ASSIGNMENT OF AGREMENT: Neither this Agreement nor any of the duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other, and such consent will not be unreasonably withheld.

        12. RELATIONSHIP OF PARTIES. The parties intend that Rice, in performing services herein specified, shall act as an independent contractor and shall control the manner in which his services are performed. Rice is not to be considered as an agent of the Company. The Company shall not supply equipment or working space for Rice. So far as applicable to the performance of work required by this Agreement, Rice shall be responsible, at his sole cost and expense, for any and all liability for federal, state and local taxes, social security and/or unemployment compensation. Rice will not be entitled to any employment benefits from the Company under the terms of and for the duration of this Agreement.

        13. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all which together shall constitute one and the same instrument.

        14. ENTIRE AGREEMENT: This Agreement constitutes the full understanding and the sole and entire agreement between the parties regarding the terms and conditions of the consulting arrangement being entered into between the parties and supersedes and replaces

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regarding the terms and conditions of the consulting arrangement being entered into between the parties and supersedes and replaces any and all earlier discussions, promises, statements, and agreements, whether oral or written, whether express or implied, regarding those terms and conditions. The parties to this Agreement acknowledge that no representation, inducements, promises, or agreements, orally or otherwise, have been made between the parties hereto relating to the subject matter of this Agreement which are not expressed herein. In addition, no modification or amendment of, or addition, deletion or change to this Agreement shall be valid, binding or enforceable for any purpose unless made in writing and signed by both parties.

        15. ARBITRATION: Any dispute relating to or arising out of this Agreement or its validity, or any act/omission which allegedly has or would violate any provision of this Agreement shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"), which shall be the exclusive remedy for such claim or dispute. All costs of arbitration and attorneys' fees shall be awarded to the prevailing party against the non-prevailing party. The arbitration award will be binding and conclusive on the parties and may be enforced in a court of competent jurisdiction.

        16. LAW GOVERNING: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        The signatures below reflect the intent of the Company and Rice to be bound by all the terms of this Agreement.



DATED:  10/10/96                         ALPINE INSURANCE COMPANY
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                               By_______________________________________





DATED: _________                 _______________________________________
                                 CRAIG L. RICE


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